UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2013

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

BioAmber Inc. (the “Company”) announced today that, commencing on June 10, 2013, the common stock and warrants comprising the Company’s units issued in its initial public offering will begin trading separately on the New York Stock Exchange (“NYSE”) under the symbols “BIOA” and “BIOA.WS”, respectively. The units consist of one share of common stock and one warrant to purchase half of one share of common stock at an exercise price of $11.00 per whole share of common stock. The warrants are exercisable beginning on August 8, 2013 and expire at 5:30 PM on May 9, 2017. In connection with the initiation of separate trading of the common stock and warrants, the trading of the units which were listed under the symbol “BIOA.U” will be suspended and the units will be delisted from NYSE.

A copy of the Press Release issued by the Company announcing the separation of the units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits Number	Description

99.1	Press Release, dated June 3, 2013, issued by BioAmber Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	BIOAMBER INC.

	By:	/s/ Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director

Exhibit Index

Exhibits Number	Description

99.1	Press Release, dated June 3, 2013, issued by BioAmber Inc.